CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated December 10, 2007 relating to the inception through August 31, 2007 audited financial statements of Oramed Pharmaceuticals, Inc.  which appears in the Registration Statement on Form S-1. We also consent hereby to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

March 24, 2011